23.2          Consent of counsel

                                 WEED & Co. L.P.
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                               September 23, 1999



Board of Directors
LVPS MicroFacility, Inc.
7755 Center Avenue, 11th Floor
Huntington Beach, California 92647

         RE: Consent

Greetings:

         I hereby consent to the use of my opinion, dated September 23, 1999, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 625,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be sold by the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.

Very truly yours,


/s/  Richard O. Weed
--------------------
     Richard O. Weed

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